UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders

Pursuant to the current distribution reinvestment plan (the “Current DRP”) of Corporate Capital Trust, Inc. (the “Company”), shareholders may elect to have the full amount of cash distributions (“Distributions”) reinvested in additional shares of the Company’s common stock. In connection with the proposed listing (the “Listing”) of the Company’s shares of common stock on the New York Stock Exchange (“NYSE”), the board of directors of the Company (the “Board”) approved a second amended and restated distribution reinvestment plan (the “New DRP”).

Pursuant to the New DRP, the Company will reinvest all Distributions declared by the Board on behalf of investors who do not elect to receive their Distributions in cash (the “Participants”). As a result, if the Board declares a Distribution, then shareholders who have not “opted out” of the New DRP will have their Distributions automatically reinvested in additional shares of the Company’s common stock as described below.

The Company anticipates that, after the effective date of the New DRP, existing shareholders who have not elected to participate in the Current DRP as of the effective date of the New DRP will continue to receive their Distributions in cash until such time as such shareholder otherwise notifies DST Systems, Inc., the plan administrator and the Company’s transfer agent and registrar (the “Plan Administrator), in accordance with the terms of the New DRP. However, existing shareholders whose shares are held by a broker or other financial intermediary may be subject to the policies of such broker or other financial intermediary, which may require further action by such shareholders with respect to the New DRP.

After the effective date of the New DRP, no action will be required on the part of any new shareholder to have its Distributions reinvested in shares of the Company’s common stock. A new registered shareholder will be able to elect to receive a Distribution in cash by notifying the Plan Administrator, in writing, so long as notice is received by the Plan Administrator no later than 15 days prior to the record date for a Distribution. New shareholders whose shares are held by a broker or other financial intermediary may be able to receive Distributions in cash by notifying their broker or other financial intermediary of their election.

With respect to each Distribution pursuant to the New DRP, the Company reserves the right to either issue new shares of the Company’s common stock or purchase such shares in the open market. Unless the Company, in its sole discretion, otherwise directs the Plan Administrator, (A) if the market price per share is equal to or greater than the net asset value per share, then the Company will issue shares of the Company’s common stock at the greater of (i) net asset value per share and (ii) 95% of the market price per share; and (B) if the market price per share is less than the net asset value per share, then, in the sole discretion of the Company, (i) shares of Company’s common stock will be purchased in open market transactions for the accounts of Participants to the extent practicable, or (ii) the Company will issue shares of its common stock at net asset value per share. Pursuant to the terms of the New DRP, the number of shares of the Company’s common stock to be issued to a Participant will be determined by dividing the total dollar amount of the Distribution payable to a Participant by the price per share at which the Company issues such shares. However, shares purchased in open market transactions by the Plan Administrator will be allocated to a Participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares of the Company’s common stock purchased in the open market. The Plan Administrator will establish an account for shares acquired through the New DRP for each shareholder who has not elected to receive Distributions in cash.

All correspondence concerning the New DRP should be directed to the Plan Administrator by mail at P.O. Box 219984, Kansas City, Missouri 64121-9984 or by telephone at 844-857-4557.

The New DRP will become effective on the later of (a) November 23, 2017 and (b) the Listing. The foregoing summary of the New DRP is qualified in its entirety by the full text of the New DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Second Amended and Restated Distribution Reinvestment Plan

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the ability of the Company to complete the Listing, the ability of the Company to complete the Listing, the price at which the Company’s shares of common stock may trade on the NYSE, and such other factors that are disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: November 8, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer